UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 10, 2009

(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5301 Legacy Drive, Plano, Texas	75024
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 972-673-7300
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     This Current Report on Form 8-K revises portions of the Annual Report on Form 10-K for the year ended December 31, 2008 of Dr Pepper Snapple Group, Inc. (“DPS” or “Company”) (the “2008 Form 10-K”) to retrospectively reflect the subsequent changes in our internal reporting and operating segments effective January 1, 2009 and disclose the subsequent agreement with PepsiCo, Inc.
     Segment changes were made to better reflect our business structure and provide greater clarity and transparency.
     The exhibits included under Item 9.01 of this Current Report on Form 8-K revise the following sections of the 2008 Annual Report on Form 10-K to reflect the subsequent change in our operating segments and disclose the subsequent agreement with PepsiCo, Inc.:
•	Part I, Item 1, Business

•	Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Part II, Item 8, Financial Statements and Supplementary Data (see the explanatory note of the description of the changes in the Consolidated Statements of Operations, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, Consolidated Statements of Changes in Stockholders’ Equity and Notes to Consolidated Financial Statements on page 48 of Exhibit 99.1 to this Current Report on Form 8-K).
     The impact to the 2008 unaudited quarterly financial statements has been included in each periodic filing on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
See Exhibits index included herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dr Pepper Snapple Group, Inc.
December 10, 2009	By:	John O. Stewart
		Name:	John O. Stewart
		Title:	Executive Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP
99.1	Revisions to DPS 2008 Annual Report on Form 10-K
Part I, Item 1, Business
Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations
Part II, Item 8, Financial Statements and Supplementary Data

4